Exhibit 16

June 10, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read MusclePharm Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on June 10, 2021 and we agree with such statements concerning our firm.